COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN THE INVESTOR SHARES AND RESTRICTED SHARES OF DREYFUS LIFETIME PORTFOLIOS, INC.- GROWTH AND INCOME PORTFOLIO WITH THE STANDARD & POOR'S 500
COMPOSITE STOCK PRICE INDEX AND A CUSTOMIZED BLENDED INDEX

EXHIBIT A:
                 DREYFUS        DREYFUS
                 LIFETIME       LIFETIME
                PORTFOLIOS     PORTFOLIOS      STANDARD
               -GROWTH AND    -GROWTH AND    & POOR'S 500
                  INCOME         INCOME       COMPOSITE
                PORTFOLIO      PORTFOLIO        STOCK     CUSTOMIZED
 PERIOD         (INVESTOR      (RESTRICTED      PRICE      BLENDED
                 SHARES)         SHARES)        INDEX *     INDEX **

3/31/95          10,000          10,000         10,000       10,000
9/30/95          11,432          11,448         11,823       11,241
9/30/96          13,128          13,070         14,226       12,619
9/30/97          16,521          16,366         19,976       15,520
9/30/98          17,519          17,394         21,791       16,533


*Source: Lipper Analytical Services, Inc.
**Source: Lipper Analytical Services, Inc., Lehman Brothers, Morgan Stanley &
          Co. Incorporated and J.P. Morgan & Co. Incorporated